Exhibit 8(g)(3)

Schedule A Revision to Participation Agreement 8-8-2016 (Nationwide)

SCHEDULE A

TO

PARTICIPATION AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND DISTRIBUTORS, LLC

AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

DATED

MAY 1, 2005

SEPARATE ACCOUNTS, PRODUCTS, FUNDS

Effective as of August 8, 2016

Separate Account:

TFLIC Separate Account VNY

TFLIC Separate Account C

Product:

Advisor’s Edge® NY Variable Annuity

Advisor’s Edge Variable Annuity

Fund:

NVIT Emerging Markets Fund